Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Second Quarter 2015 Financial Results

CHICAGO –July 28, 2015 - Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its second quarter ended June 30, 2015.

Consolidated net revenue (revenue before reimbursements) declined 2.2 percent, or $3.1 million, to $133.0 million from $136.1 million in the 2014 second quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $6.9 million, or 5.0 percent, consolidated net revenue increased $3.8 million or 2.8 percent.

Executive Search and Leadership Consulting net revenue declined 1.6 percent year over year, or $2.1 million, to $124.7 million. Excluding the impact of exchange rate fluctuations which negatively impacted results by $6.8 million, or 5.3 percent, consolidated net revenue increased $4.7 million or 3.7 percent. The decline was driven by a 22.8 percent year-over-year decline in Europe (10.6 percent decline on a constant currency basis). Net revenue in the Americas increased 7.6 percent (9.1 percent increase on a constant currency basis) and declined in Asia Pacific 1.1 percent (an increase of 6.6 percent on a constant currency basis). From a global practices perspective, year-over-year growth from the Healthcare & Life Sciences and Financial Services practices was offset by declines in the other practices.

Net revenue from Culture Shaping services declined 10.5 percent, or $1.0 million, to $8.4 million from $9.4 million in the 2014 second quarter, primarily reflecting the timing of project executions and the recognition of revenue. The impact of exchange rate fluctuations negatively impacted results by less than one percent.

“On a constant currency basis, net revenue in the Americas grew 9 percent and in Asia Pacific grew almost 7 percent,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “Results from Europe were disappointing, with a decline in revenue that was doubled by the negative impact of currency fluctuations. Improving our business in Europe is a high management priority.”

The company ended the second quarter with 325 Executive Search and Leadership Consulting consultants compared to 311 at June 30, 2014 and 323 at March 31, 2015. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million in the 2015 second quarter, compared to $1.6 million in the 2014 second quarter. Specific to Executive Search, the company’s largest business, the number of confirmed searches in the 2015 second quarter increased 3.0 percent compared to the 2014 second quarter, while the average revenue per executive search was $109,700 compared to $117,400 in the 2014 second quarter, predominantly as a result of currency rate fluctuations.

Salaries and employee benefits expense in the 2015 second quarter declined 1.5 percent, or $1.4 million, to $90.7 million from $92.1 million in the 2014 second quarter. Variable compensation expense declined $2.3 million primarily related to company performance, as well as the impact of foreign exchange rate fluctuations. Fixed compensation expense increased $0.9 million, mostly related to the increase in headcount, partially offset by the impact of foreign exchange rate fluctuations. Salaries and employee benefits expense was 68.2 percent of net revenue for the quarter, compared to 67.7 percent in the 2014 second quarter.

General and administrative expenses increased 5.5 percent, or $1.7 million, to $33.2 million from $31.5 million in the 2014 second quarter. The increase primarily reflects the expense related to three regional meetings held in the third quarter and higher professional services incurred primarily for legal fees associated with employee and compensation matters. The increase in general and administrative expenses was partially offset by the impact of foreign exchange rate fluctuations. As a percentage of net revenue, general and administrative expenses were 24.9 percent compared to 23.1 percent in the 2014 second quarter.

Adjusted EBITDA(1) in the 2015 second quarter was $14.0 million compared to $18.9 million in the 2014 second quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2015 second quarter was 10.5 percent, compared to 13.9 percent in the 2014 second quarter. The year-over-year declines reflect lower net revenue and an increase in general and administrative expenses, partially offset by the decline in salaries and employee benefits expense.

Operating income in the 2015 second quarter declined $3.3 million to $9.2 million, and operating margin (operating income as a percentage of net revenue) was 6.9 percent. This compares to operating income of $12.5 million and operating margin of 9.2 percent in the 2014 second quarter.

Net income in the 2015 second quarter was $5.0 million and diluted earnings per share were $0.27, based on an effective tax rate of 45.6 percent in the quarter and a full-year projected tax rate of approximately 45 percent. In the 2014 second quarter, the company reported net income of $3.8 million and diluted earnings per share of $0.21 based on an effective tax rate of 70.3 percent in the quarter and a full-year projected tax rate of approximately 73 percent.

Net cash provided by operating activities in the 2015 second quarter was $24.6 million, compared to $29.9 million in the 2014 second quarter. Cash and cash equivalents at June 30, 2015 were $119.9 million ($93.4 million net of debt) compared to $123.4 million at June 30, 2014 ($90.9 million net of debt) and $107.6 million at March 31, 2015 ($79.6 million net of debt).

Six Months Results

For the six months ended June 30, 2015 consolidated net revenue of $248.2 million increased 0.4 percent, or $1.0 million, from $247.2 million in the first six months of 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $11.8 million, or 4.8 percent, consolidated net revenue increased $12.8 million or 5.2 percent.

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earn-out accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

Executive Search and Leadership Consulting net revenue was $231.7 million, essentially unchanged from $231.3 million in the first six months of 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $11.6 million, or 5.0 percent, consolidated net revenue increased $12.0 million or 5.2 percent. Revenue growth in the Americas of 9.6 percent (approximately 11 percent on a constant currency basis) and in Asia Pacific of 4.0 percent (approximately 11 percent on a constant currency basis) was mostly offset by a decline in Europe of 23.8 percent (approximately 12 percent on a constant currency basis). From a global practices perspective, growth in the Financial Services, Healthcare & Life Sciences and Industrial practices was mostly offset by declines in the other practices.

Net revenue from Culture Shaping services increased 3.9 percent, or $0.6 million, to $16.5 million from $15.9 million in the second six months of 2014. Exchange rate fluctuations negatively impacted net revenue by $0.2 million, or about 1 percent.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million for the first six months of 2015, unchanged from the first six months of 2014. The number of executive searches confirmed in the first six months of 2014 increased 2.5 percent and the average revenue per executive search was $106,300 compared to $109,500 for the same period in 2014, reflecting the negative impact of current rate fluctuations.

Adjusted EBITDA(1) for the first six months of 2015 improved to $26.3 million and Adjusted EBITDA margin was 10.6 percent, compared to Adjusted EBITDA of $24.8 million and Adjusted EBITDA margin of 10.1 percent for the same period of 2014. Operating income for the first six months of 2015 improved to $15.8 million and operating margin was 6.4 percent compared to operating income of $13.3 million and operating margin of 5.4 percent for the first six months of 2014.

Net income for the first six months of 2015 was $8.4 million and diluted earnings per share were $0.45, reflecting an effective tax rate of 46.4 percent. Net income for the first six months of 2014 was $3.0 million and diluted earnings per share were $0.17, reflecting an effective tax rate of 77.0 percent. In addition to the valuation allowance established in the 2014 second quarter, the effective tax rate in 2014 was higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Third Quarter 2015 Outlook

The company is forecasting third quarter 2015 consolidated net revenue of between $130 million and $140 million. This forecast is based on the average currency rates in June 2015 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

“We continue to grow and improve the talent base within our firm,” Wolstencroft said. “We are investing capital to fill targeted industry practice and geographic gaps in order to provide increasing value to our clients as a trusted leadership advisory firm.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its second quarter 2015 results today, July 28, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as the premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2014, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Lia Randazzo - Marketing Manager:

312.496.1788, lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three months ended
	June 30,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$133,045	$136,080	($3,035)	-2.2%
Reimbursements	4,641	4,878	(237)	-4.9%

Total revenue	137,686	140,958	(3,272)	-2.3%

Operating expenses:
Salaries and employee benefits	90,717	92,128	(1,411)	-1.5%
General and administrative expenses	33,156	31,440	1,716	5.5%
Reimbursed expenses	4,641	4,878	(237)	-4.9%

Total operating expenses	128,514	128,446	68	0.1%

Operating income	9,172	12,512	(3,340)	-26.7%

Non-operating (expense) income:
Interest, net	(175)	(110)
Other, net	121	342

Net non-operating (expense) income	(54)	232

Income before income taxes	9,118	12,744
Provision for income taxes	4,162	8,957

Net income	4,956	3,787
Other comprehensive (loss) income, net of tax	(555)	591

Comprehensive income	$4,401	$4,378

Basic weighted average common shares outstanding	18,315	18,215
Dilutive common shares	283	169

Diluted weighted average common shares outstanding	18,598	18,384

Basic net income per common share	$0.27	$0.21
Diluted net income per common share	$0.27	$0.21

Salaries and employee benefits as a % of net revenue	68.2%	67.7%
General and administrative expense as a % of net revenue	24.9%	23.1%
Operating income as a % of net revenue	6.9%	9.2%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,
			$	%	2015	2014
	2015	2014	Change	Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$75,820	$70,466	$5,354	7.6%
Europe	24,075	31,201	(7,126)	-22.8%
Asia Pacific	24,777	25,062	(285)	-1.1%

Total Executive Search and Leadership Consulting	124,672	126,729	(2,057)	-1.6%
Culture Shaping	8,373	9,351	(978)	-10.5%

Revenue before reimbursements (net revenue)	133,045	136,080	(3,035)	-2.2%
Reimbursements	4,641	4,878	(237)	-4.9%

Total revenue	$137,686	$140,958	($3,272)	-2.3%

Operating income (loss): ^
Executive Search and Leadership Consulting
Americas	$18,468	$17,140	$1,328	7.7%	24.4%	24.3%
Europe	45	1,787	(1,742)	-97.5%	0.2%	5.7%
Asia Pacific	2,568	2,387	181	7.6%	10.4%	9.5%

Total Executive Search and Leadership Consulting	21,081	21,314	(233)	-1.1%	16.9%	16.8%
Culture Shaping	588	1,307	(719)	-55.0%	7.0%	14.0%

Total segments	21,669	22,621	(952)	-4.2%	16.3%	16.6%
Global Operations Support	(12,497)	(10,109)	(2,388)	-23.6%	-9.4%	-7.4%

Operating income	$9,172	$12,512	($3,340)	-26.7%	6.9%	9.2%

*	Margin based on revenue before reimbursements (net revenue).
^	In the third quarter of 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align its cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Six months ended
	June 30,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$248,198	$247,201	$997	0.4%
Reimbursements	7,967	9,289	(1,322)	-14.2%

Total revenue	256,165	256,490	(325)	-0.1%

Operating expenses:
Salaries and employee benefits	169,190	168,043	1,147	0.7%
General and administrative expenses	63,164	65,866	(2,702)	-4.1%
Reimbursed expenses	7,967	9,289	(1,322)	-14.2%

Total operating expenses	240,321	243,198	(2,877)	-1.2%

Operating income	15,844	13,292	2,552	19.2%

Non-operating expense:
Interest, net	(246)	(80)
Other, net	46	44

Net non-operating expense	(200)	(36)

Income before income taxes	15,644	13,256
Provision for income taxes	7,262	10,213

Net income	8,382	3,043
Other comprehensive (loss) income, net of tax	(1,237)	1,688

Comprehensive income	$7,145	$4,731

Basic weighted average common shares outstanding	18,282	18,184
Dilutive common shares	283	178

Diluted weighted average common shares outstanding	18,565	18,362

Basic net income per common share	$0.46	$0.17
Diluted net income per common share	$0.45	$0.17

Salaries and employee benefits as a % of net revenue	68.2%	68.0%
General and administrative expense as a % of net revenue	25.4%	26.6%
Operating income as a % of net revenue	6.4%	5.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Six Months Ended June 30,
			$	%	2015	2014
	2015	2014	Change	Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$140,295	$128,052	$12,243	9.6%
Europe	43,733	57,425	(13,692)	-23.8%
Asia Pacific	47,681	45,857	1,824	4.0%

Total Executive Search and Leadership Consulting	231,709	231,334	375	0.2%
Culture Shaping	16,489	15,867	622	3.9%

Revenue before reimbursements (net revenue)	248,198	247,201	997	0.4%
Reimbursements	7,967	9,289	(1,322)	-14.2%

Total revenue	$256,165	$256,490	($325)	-0.1%

Operating income (loss): ^
Executive Search and Leadership Consulting
Americas	$32,370	$29,009	$3,361	11.6%	23.1%	22.7%
Europe	(452)	2,427	(2,879)	-118.6%	-1.0%	4.2%
Asia Pacific	5,458	2,562	2,896	113.0%	11.4%	5.6%

Total Executive Search and Leadership Consulting	37,376	33,998	3,378	9.9%	16.1%	14.7%
Culture Shaping	1,409	777	632	81.3%	8.5%	4.9%

Total segments	38,785	34,775	4,010	11.5%	15.6%	14.1%
Global Operations Support	(22,941)	(21,483)	(1,458)	-6.8%	-9.2%	-8.7%

Operating income	$15,844	$13,292	$2,552	19.2%	6.4%	5.4%

*	Margin based on revenue before reimbursements (net revenue).
^	In the third quarter of 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align its cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$119,884	$211,352
Restricted cash	7,238	6,501
Accounts receivable, net	97,270	68,353
Other receivables	11,660	10,613
Prepaid expenses	15,369	14,536
Other current assets	1,355	1,592
Income taxes recoverable	5,541	5,288
Deferred income taxes	12,380	12,094

Total current assets	270,697	330,329

Non-current assets:
Property and equipment, net	34,579	30,417
Restricted cash	592	1,411
Assets designated for retirement and pension plans	17,901	19,426
Investments	15,248	13,989
Other non-current assets	10,844	6,601
Goodwill	121,020	122,176
Other intangible assets, net	18,595	20,939
Deferred income taxes	22,682	23,413

Total non-current assets	241,461	238,372

Total assets	$512,158	$568,701

Current liabilities:
Current portion of debt	$6,000	$6,000
Accounts payable	5,702	5,493
Accrued salaries and employee benefits	83,099	130,434
Deferred revenue, net	33,345	30,452
Other current liabilities	27,923	26,835
Income taxes payable	3,376	6,684

Total current liabilities	159,445	205,898

Non-current liabilities:
Non-current debt, less current maturities	20,500	23,500
Retirement and pension plans	39,156	39,892
Other non-current liabilities	43,794	54,747

Total non-current liabilities	103,450	118,139

Stockholders’ equity	249,263	244,664

Total liabilities and stockholders’ equity	$512,158	$568,701

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows - operating activities:
Net income	$8,382	$3,043
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,660	7,648
Deferred income taxes	(34)	4,562
Stock-based compensation expense	2,590	1,841
Accretion expense related to earnout payments	585	899
Changes in assets and liabilities:
Accounts and other receivables	(33,489)	(34,023)
Accounts payable	258	(2,466)
Accrued expenses	(48,620)	(30,247)
Deferred revenue	3,139	8,309
Income taxes payable, net	(3,763)	(1,060)
Retirement and pension assets and liabilities	1,223	(170)
Prepaid expenses	(561)	(1,685)
Other assets and liabilities, net	492	(1,693)

Net cash used in operating activities	(63,138)	(45,042)

Cash flows - investing activities:
Restricted cash	—	(102)
Capital expenditures	(10,248)	(1,867)
Purchases of available for sale investments	(1,276)	(828)
Proceeds from sale of available for sale investments	255	592

Net cash used in investing activities	(11,269)	(2,205)

Cash flows - financing activities:
Debt repayment	(3,000)	(3,000)
Debt issuance costs	(381)	—
Cash dividends paid	(5,003)	(4,849)
Payment of employee tax withholdings on equity transactions	(820)	(406)
Acquisition earnout payments	(5,496)	(3,390)

Net cash used in financing activities	(14,700)	(11,645)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,361)	596

Net decrease in cash and cash equivalents	(91,468)	(58,296)
Cash and cash equivalents at beginning of period	211,352	181,646

Cash and cash equivalents at end of period	$119,884	$123,350

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Month Ended
	June 30,
	2015	2014
Cash flows - operating activities:
Net income	$4,956	$3,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,928	3,798
Deferred income taxes	(330)	4,163
Stock-based compensation expense	1,557	1,505
Accretion expense related to earnout payments	287	476
Changes in assets and liabilities:
Accounts and other receivables	(15,908)	(20,765)
Accounts payable	(2,057)	(2,680)
Accrued expenses	28,303	34,044
Deferred revenue	2,911	3,312
Income taxes recoverable, net	849	3,509
Retirement and pension assets and liabilities	(85)	(596)
Prepaid expenses	233	(64)
Other assets and liabilities, net	956	(585)

Net cash provided by operating activities	24,600	29,867

Cash flows - investing activities:
Restricted cash	—	(239)
Capital expenditures	(3,966)	(740)
Purchases of available for sale investments	(122)	(74)
Proceeds from sale of available for sale investments	136	125

Net cash used in investing activities	(3,952)	(928)

Cash flows - financing activities:
Debt repayment	(1,500)	(1,500)
Debt issuance costs	(381)	—
Cash dividends paid	(2,492)	(2,377)
Payment of employee tax withholdings on equity transactions	—	(24)
Acquisiton earnout payments	(4,773)	(3,390)

Net cash used in financing activities	(9,146)	(7,291)

Effect of exchange rate fluctuations on cash and cash equivalents	724	297
Net increase in cash and cash equivalents	12,259	21,945
Cash and cash equivalents at beginning of period	107,625	101,405

Cash and cash equivalents at end of period	$119,884	$123,350

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue before reimbursements (net revenue)	$133,045	$136,080	$248,198	$247,201

Net income	4,956	3,787	8,382	3,043
Interest, net	(175)	(110)	(246)	(80)
Other, net	121	342	46	44
Provision for income taxes	4,162	8,957	7,262	10,213

Operating income	9,172	12,512	15,844	13,292

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,107	1,505	2,140	1,841
Senn Delaney retention awards	541	583	1,083	1,167
General and administrative expenses
Depreciation	1,761	2,414	4,327	4,884
Intangible amortization	1,167	1,384	2,333	2,764
Earnout accretion	287	476	585	899

Total adjustments	4,863	6,362	10,468	11,555

Adjusted EBITDA	$14,035	$18,874	$26,312	$24,847

Adjusted EBITDA Margin	10.5%	13.9%	10.6%	10.1%